Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FIRST QUARTER 2011 RESULTS

Significant Progress on Asset Repositioning Strategy

Operating Metrics Remain Stable

2011 Earnings Guidance Reaffirmed

(INDIANAPOLIS, April 27, 2011) – Duke Realty Corporation (NYSE: DRE), a leading industrial, medical office and suburban office property REIT, today reported results for the first quarter 2011.

“During the first quarter, we continued to make significant progress on the repositioning of our portfolio as evidenced by property disposition proceeds of over $456 million from the sale of primarily Midwest office assets,” said Dennis D. Oklak, chairman and chief executive officer. “These dispositions in combination with our industrial acquisitions over the last few quarters are a major step in achieving our asset strategy. Operationally, our Core FFO of $0.28 cents per share was again solid, our total portfolio occupancy remained steady at 88.9 percent and we completed over 5 million square feet of leases. We continue to execute on all components of our strategic plan, despite a still challenging economy.”

Quarterly Highlights

•

Core funds from operations per diluted share (“Core FFO”) was $0.28 for the quarter. Funds from Operations per diluted share (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.27 for the quarter.

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

•	Executing on asset and capital strategies:

•

Over $456 million of proceeds generated primarily from Midwest office asset dispositions, including $274 million from the completion of the previously announced sale of office properties to the CBRE Realty Trust joint venture;

•	Throughout the first quarter and in April, closed on the remaining buildings from the previously announced acquisition of primarily industrial buildings in South Florida;
•	Retired $42.5 million of unsecured bonds in March with available cash;
•	Balance on unsecured line of credit at zero and cash on hand of $167.1 million as of March 31, 2011;

•	Strong operating metrics and performance:

•	Overall portfolio occupancy of 88.9 percent;
•	Over 5.3 million square feet of leases completed during the quarter;
•	Same property net operating income growth was positive 0.9 percent for the twelve months ended March 31, 2011 as compared to the period ended March 31, 2010.

Financial Performance

•

Core FFO for the first quarter of both 2011 and 2010 was $0.28 per share. In June 2010, the company completed a common equity offering in conjunction with the acquisition of an industrial portfolio from a joint venture partner. The impact on Core FFO from the additional shares outstanding in the first quarter of 2011 as a result of this common equity offering was offset by the additional rental operations FFO from the acquisition.

A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•

Net income per diluted share (“EPS”) for first quarter 2011 was $0.19, as compared to a loss of $0.07 for the same quarter in 2010. The overall improvement is attributable to increased gains from the sale of assets, which totaled $79.5 million ($0.31 per share) in the first quarter of 2011 as compared to gains of $11.8 million ($0.05 per share) in the first quarter of 2010.

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

Operating Performance Highlights

•

Overall portfolio occupancy, including projects under development, was 88.9 percent as of March 31, 2011 compared to 89.1 percent at year-end 2010. The company anticipated the slight decrease in overall occupancy because of known lease terminations, which were concentrated in the bulk distribution portfolio.

•

Occupancy in the bulk distribution portfolio at the end of the first quarter 2011 was 90.2 percent, down from 90.5 percent at year-end 2010. The portfolio was impacted by known terminations of both temporary space and longer term leases. However, the company did execute over 1.2 million of new industrial leases during the quarter to mitigate the effects of these terminations.

•	Occupancy in the suburban office portfolio remained steady at 85.6 percent.

•	Tenant retention for the first quarter was approximately 70 percent.

•

As anticipated, same-property net operating income for the three months ended March 31, 2011 was flat over the same period in 2010. For the twelve months ended March 31, 2011, same-property net operating income increased by 0.9 percent over the same period in 2010.

Real Estate Investment Activity

Dispositions

Proceeds from first quarter 2011 building dispositions totaled $456.4 million and included the following:

•

$274 million from the completion of the previously announced sale of 13 office assets to an existing joint venture. The assets sold in the first quarter 2011 totaled over 2 million square feet and are 93 percent leased.

•	Sale of a portfolio of two CBD buildings in Cincinnati, OH and three suburban office assets in Nashville, TN. The total portfolio was over 988,000 square feet and 86 percent leased.

•	Sale of two suburban office buildings totaling nearly 410,000 square feet located in Cincinnati, OH. The assets were 100 percent leased to

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

a single tenant and were originally developed by the company in its held-for-sale portfolio.

Acquisitions

The company completed the previously announced acquisition of the remaining buildings of a primarily industrial portfolio located in South Florida. The closings on the assets were completed throughout the first quarter and in April. Total acquisitions in the first quarter were $139 million.

Development

Wholly Owned Properties

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The company’s wholly-owned development projects under construction at March 31, 2011 consisted of six medical office projects totaling 347,000 square feet and two bulk industrial buildings totaling 1.6 million square feet. These projects are 88 percent pre-leased in the aggregate.

•	During the first quarter 2011, the company started development of a medical office building totaling 48,000 square feet which is 80 percent pre-leased.

Joint Venture Properties

•

The company had a single joint venture development project under construction at March 31, 2011. The project is a 406,000 square foot expansion of an existing industrial building that is 100 percent leased to a single tenant.

•	During the quarter, the 460,000 square feet Baylor Cancer Center medical office asset was placed into service. The asset is 93 percent leased.

2011 Earnings Guidance

The Company reaffirmed Core FFO guidance for 2011 of $1.06 to $1.18.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The first quarter dividend will be payable May 31, 2011 to shareholders of record as of May 17, 2011.

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	May 17, 2011	May 31, 2011
Series K	DREPRK	$0.406250	May 17, 2011	May 31, 2011
Series L	DREPRL	$0.412500	May 17, 2011	May 31, 2011
Series M	DREPRM	$0.434375	June 16, 2011	June 30, 2011
Series N	DREPRN	$0.453125	June 16, 2011	June 30, 2011
Series O	DREPRO	$0.523438	June 16, 2011	June, 30, 2011

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO, as defined by NAREIT, is included in the financial tables accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefits related to either changes in deferred tax asset valuation allowances or changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, gains (losses) on debt transactions, adjustments related to the repurchase of preferred stock and gains on and related costs of acquisitions. Although the calculation of Core FFO differs

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

About Duke Realty

Duke Realty owns and operates approximately 139 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty is hosting a conference call tomorrow, April 28, 2011, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information

Duke Realty Reports First Quarter 2011 Results

April 27, 2011

concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2010. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation

Statement of Operations

March 31, 2011

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues:
Rental and related revenue	$240,339	$211,918
General contractor and service fee revenue	146,547	113,641

	386,886	325,559

Expenses:
Rental expenses	56,890	51,336
Real estate taxes	35,003	28,519
General contractor and other services expenses	135,664	107,162
Depreciation and amortization	94,740	80,577

	322,297	267,594

Other Operating Activities
Equity in earnings of unconsolidated companies	1,073	4,929
Gain (loss) on sale of properties	67,856	2,069
Undeveloped land carrying costs	(2,309)	(2,251)
Other operating expenses	(85)	(277)
General and administrative expense	(11,197)	(13,544)

	55,338	(9,074)

Operating income	119,927	48,891

Other income (expense)
Interest and other income, net	87	151
Interest expense	(66,082)	(56,167)
Loss on debt transactions	—	(354)
Acquisition costs	(589)	—

Income (loss) from continuing operations	53,343	(7,479)

Discontinued Operations:
Income (loss) before gain on sales	(157)	349
Gain on sale of depreciable properties	11,603	9,778

Income (loss) from discontinued operations	11,446	10,127

Net income	64,789	2,648
Dividends on preferred shares	(15,974)	(18,363)
Adjustments for repurchase of preferred shares	(163)	—
Net (income) loss attributable to noncontrolling interests	(1,083)	451

Net income (loss) attributable to common shareholders	$47,569	$(15,264)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.14	$(0.12)
Discontinued operations attributable to common shareholders	$0.05	$0.05

Total	$0.19	$(0.07)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.14	$(0.12)
Discontinued operations attributable to common shareholders	$0.05	$0.05

Total	$0.19	$(0.07)

Duke Realty Corporation

Statement of Funds From Operations

March 31, 2011

(In thousands, except per share amounts)

	Three Months Ended March 31, (Unaudited)
	2011			2010
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	$47,569			($15,264)
Less: Dividends on share based awards expected to vest	(799)			(502)

Net Income (Loss) Per Common Share - Basic	46,770	252,406	$0.19	(15,766)	224,153	($0.07)
Add back:
Noncontrolling interest in earnings of unitholders	1,205	6,384		—	—
Other potentially dilutive securities		47			—

Net income (Loss) Per Common Share - Diluted	$47,975	258,837	$0.19	($15,766)	224,153	($0.07)

Reconciliation to Funds From Operations ("FFO")
Net Income (Loss) Attributable to Common Shareholders	$47,569	252,406		($15,264)	224,153
Adjustments:
Depreciation and amortization	94,981			84,168
Company share of joint venture depreciation and amortization	7,628			9,563
Earnings from depreciable property sales-wholly owned, discontinued operations	(11,603)			(9,778)
Earnings from depreciable property sales-wholly owned, continuing operations	(67,856)			(2,069)
Earnings from depreciable property sales-joint venture share	(91)			(2,304)
Noncontrolling interest share of adjustments	(569)			(2,278)

Funds From Operations - Basic	70,059	252,406	$0.28	62,038	224,153	$0.28
Noncontrolling interest in income ( loss) of unitholders	1,205	6,384		(449)	6,607
Noncontrolling interest share of adjustments	569			2,278
Other potentially dilutive securities		3,086			1,435

Funds From Operations - Diluted	$71,833	261,876	$0.27	$63,867	232,195	$0.28
Loss on debt transactions	—			354
Adjustments for repurchases of preferred shares	163			—
Acquisition costs	589			—

Core Funds From Operations - Diluted	$72,585	261,876	$0.28	$64,221	232,195	$0.28

Duke Realty Corporation

Balance Sheet

March 31, 2011

(In thousands, except per share amounts)

	March 31, 2011	December 31, 2010
ASSETS:
Rental Property	$6,681,647	$7,032,889
Less: Accumulated Depreciation	(1,334,574)	(1,406,437)
Construction in Progress	93,433	61,776
Land Held for Development	627,965	625,353

Net Real Estate Investments	6,068,471	6,313,581

Cash	167,115	18,384
Accounts Receivable	27,166	23,478
Straight-line Rents Receivable	132,106	135,294
Receivables on Construction Contracts	37,570	7,564
Investments in and Advances to Unconsolidated Companies	360,355	367,445
Deferred Financing Costs, Net	44,400	46,320
Deferred Leasing and Other Costs, Net	500,505	545,787
Escrow Deposits and Other Assets	189,803	186,423

Total Assets	$7,527,491	$7,644,276

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Secured Debt	$1,147,158	$1,065,628
Unsecured Notes	2,906,016	2,948,405
Unsecured Line of Credit	18,329	193,046
Construction Payables and Amounts due Subcontractors	69,369	44,892
Accrued Real Estate Taxes	88,782	91,502
Accrued Interest	36,211	62,407
Accrued Expenses	34,384	63,175
Other Liabilities	144,795	130,711
Tenant Security Deposits and Prepaid Rents	56,597	54,607

Total Liabilities	4,501,641	4,654,373

Preferred Stock	902,540	904,540
Common Stock and Additional Paid-in Capital	3,582,163	3,576,242
Accumulated Other Comprehensive Loss	(661)	(1,432)
Distributions in Excess of Net Income	(1,529,847)	(1,533,740)

Total Shareholders’ Equity	2,954,195	2,945,610

Non-controlling Interest	71,655	44,293

Total Liabilities and Equity	$7,527,491	$7,644,276